                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   As independent public accountants, we hereby consent to the use of our report dated August 17, 2000, with respect to the consolidated financial statements of CORINTHIAN COLLEGES, INC. and all references to our Firm in this registration statement.

/s/ Arthur Andersen LLP

October 4, 2000
Orange County, California